UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2019

BIONOVATE TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-188152	33-1229553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rothschild Blvd 22, Tel Aviv-Yafo, Israel	6688218
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (280) 231-1606

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Offi cers; Compensatory Arrangements of Certain Officers.

On April 23, 2019, Liao Zu Guo resigned as a director and as an officer of our company.   Mr. Guo's resignation was not the result of a disagreement between Mr. Guo and our company on any matter relating to our company's operations, policies or practices.  On April 23, 2019, Cohen Mizrahi was appointed as a director to replace Mr. Guo and was also appointed President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of our company.

Dr. Cohen Mizrahi, age 55, is a graduate from the Sackler Faculty of Medicine of Tel Aviv University where he obtained a doctorate in biochemistry and molecular biology. He has been working since 2010 as an independent consultant for various medical companies around the Middle East and Asia. His consulting work includes helping companies bring their medical technologies to market and identify business opportunities for undevelopped intellectual property. He took the role of CEO at Bionovate Technologies Corp in 2019 and continues his independent work as well.

There are no family relationship between Mr. Mirzahi and any director or executive officer of our company and no related party transactions required to be reported under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIONOVATE TECHNOLOGIES CORP.

/s/ Cohen Mizrahi
Cohen Mizrahi
President

Date: April 23, 2019

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